EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2020, relating to the financial statements of Pulse Biosciences, Inc. appearing in the Annual Report on Form 10-K of Pulse Biosciences, Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

San Jose, California
April 6, 2020
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